                 EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE


                                                            Net             Weighted Average          Per-Share
                                                          Earnings               Shares                Amount
Thirteen weeks ended November 1, 1998:
   Basic                                               $ 4,998,000              55,612,921              $   0.09
     Effect of dilutive stock options                           --               2,224,919
                                                       -----------              ----------
   Diluted                                             $ 4,998,000              57,837,840              $   0.09
                                                       ===========              ==========              ========

Thirteen weeks ended November 2, 1997:
   Basic                                               $ 3,245,000              51,550,166              $   0.06
     Effect of dilutive stock options                           --               2,565,270
                                                       -----------              ----------
   Diluted                                             $ 3,245,000            * 54,115,436              $   0.06
                                                       ===========              ==========              ========





Thirty-nine weeks ended November 1, 1998:
   Basic                                               $10,989,000              53,987,790              $   0.20
     Effect of dilutive stock options                           --               2,338,001
                                                       -----------              ----------
   Diluted                                             $10,989,000              56,325,792              $   0.20
                                                       ===========              ==========              ========

Thirty-nine weeks ended November 2, 1997:
   Basic                                               $ 7,051,000              51,240,006              $   0.14
     Effect of dilutive stock options                           --               2,266,552
                                                       -----------              ----------
   Diluted                                             $ 7,051,000            * 53,506,558              $   0.13
                                                       ===========              ==========              ========


* Incremental shares from assumed conversion of convertible debt are antidilutive for diluted earnings per share and therefore not included.